UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Instructure, Inc.

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The following is an employee communication that has been sent to the employees of Instructure, Inc., a Delaware corporation (the “Company”) relating to the proposed merger (the “Merger”) between the Company and an affiliate of a fund (the “Thoma Bravo Fund”) managed by Thoma Bravo, LLC pursuant to the terms of an Agreement and Plan of Merger dated as of December 4, 2019 (the “Merger Agreement”).

Team:

Today is an important day for all of us at Instructure and a positive step forward for our customers and partners. This morning we will announce that we have entered into a merger agreement to be acquired by Thoma Bravo, a private equity investment firm. In addition to being a world-class firm with extensive experience in SaaS, Thoma Bravo also shares our view of the tremendous growth opportunity for Instructure. Their strong track record of success makes them a strong partner and strategic advisor as we take Instructure forward.

Working with Thoma Bravo over the past weeks, it is apparent that they support our strategy for change focused on expanding Canvas LMS at scale, doubling down on education, getting fit operationally and financially, and allowing Bridge to operate more independently. As a private company, we will be able to better control our future and execute on these strategic imperatives. That future looks bright and there is much work to do. However, I am more confident and excited than ever for the impact we will make and journey ahead.

Today is just the beginning of this process to move from public to private. More importantly, it is the start of Instructure’s next chapter. I know you have lots of questions and I hope to address as many of those as we can during a special employee All-Hands meeting to be scheduled shortly. In the meantime, we have created some FAQs here (LINK) that we hope will help you with questions both now and in the coming weeks.

As a kid that grew up in the ‘City of Brotherly Love,’ I am constantly reminded of the goodness and warmth of everyone at Instructure. In the spirit of the season and from a place of sincerity, I thank you. I’m grateful for your passion and for the amazing products and culture you’ve built at Instructure. As this transaction progresses toward a close, it is important that we all remain focused on running the business and delivering value to our customers.

Best

Dan

The following is a customer communication that has been posted on the Company’s website relating to the proposed Merger between the Company and an affiliate of the Thoma Bravo Fund pursuant to the terms of the Merger Agreement.

December 4, 2019

To Our Customers:

Today we announced that Instructure has agreed to be acquired by Thoma Bravo, LLC, a private equity investment firm. We have chosen this path very deliberately and with you in mind. We are confident that making the change from public to private will best serve the needs of Instructure and all of you going forward.

Reflecting this year on our goals and path forward revealed that operating in the public spotlight wasn’t fueling innovation and was starting to get in the way of customer success. Partnering with Thoma Bravo opens the opportunity for Instructure to focus even more on accelerated innovation and our customers.

Working with Thoma Bravo over the past weeks, it is apparent that they support our strategy for focus on continued investment in Canvas LMS, expanding our impact in education, positioning Bridge to be more successful, and being a well-run business. As a private company, we will be able to better control our future and execute on these strategic imperatives. That future looks bright and there is much work to do. However, I am more confident and excited than ever for the difference we will make together and the journey ahead.

Thank you for your business and thank you for trusting us as your partner in learning.

Keep Learning

Dan Goldsmith

The following is an employee communication that has been sent to the employees of the Company relating to the proposed Merger between the Company and an affiliate of the Thoma Bravo Fund pursuant to the terms of the Merger Agreement.

FAQs for Employees

Instructure Agreement with Thoma Bravo

Q: Why is this agreement with Thoma Bravo a good thing for Instructure?

A: Going private will let us pursue our goals with a single investor that has the financial backing to help us reach those goals and grow over time.

Q: What will the relationship be between Instructure and Thoma Bravo?

A: Thoma Bravo will primarily work with Dan and the management team in a similar way to how our Board has operated over time.

Q: Will we see any changes to the senior management team as part of this?

A: For now, our senior management team will remain as is with the exception of Steve who we’ve previously shared is retiring. We are continuing to search for a new CFO.

Q: How will this transaction be a good thing for our customers?

A: The goal of this deal is to be additive to what we’re doing here already and give us a financial partner who can help us achieve our vision and mission. We believe that Thoma Bravo gives us the ability to focus even more on our customers and invest in areas of innovation driving to products and into new markets.

Q: Does this deal change the Company’s mission or strategy?

A: Our mission remains the same. We’ll spend time during the coming months with Thoma Bravo updating our strategy.

Q: When will changes to my compensation or benefits happen?

A: We will be working on all of this during the coming weeks and months, but there won’t be any immediate change until the transaction closes.

Q: What now happens to my vested or non-vested shares that I haven’t sold? How will I sell my shares?

Under the Merger Agreement, as of the Effective Time, each (i) option to purchase shares of Common Stock that is unexpired, unexercised, outstanding, and vested at the closing (“Vested Company Option”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that is unexpired, unsettled, outstanding, and vested at the closing will be cancelled and will be converted into the right to receive the $47.60 (less, in the case of Vested Company Options, the applicable exercise price) in respect of each share of Common Stock underlying such award.

With respect to each (i) option to purchase shares of Common Stock that is unexpired, unexercised, outstanding, and unvested at the closing (“Unvested Company Option”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that is unexpired, unsettled, outstanding, and unvested at the closing (“Unvested Company RSU Award”), will be cancelled and replaced with the right to receive the $47.60 (less, in the case of Unvested Company Options, the applicable exercise price) in respect of each share of Common Stock underlying such award (“Cash Replacement Awards”), which Cash Replacement Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time such Unvested Company Option or Unvested Company RSU Award would have vested pursuant to its terms. All Cash Replacement Awards will have the same terms and conditions as applied to the award of Unvested Company Options or Unvested Company RSU Awards for which they were exchanged, except for terms rendered inoperative by reason of the transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of such Cash Replacement Awards

Q: Can I still sell my shares between now and close?

A: Yes, the trading window is currently open and is scheduled to remain open through December 17. Matt Kaminer will let you know if the trading window will close earlier.

Q: What does this mean for the 80/20 program?

A: Following the close of the transaction our 80/20 employees will move to 100 percent cash salary.

The following is an employee communication that has been sent to the employees of the Company relating to the proposed Merger between the Company and an affiliate of the Thoma Bravo Fund pursuant to the terms of the Merger Agreement.

FAQs for Customer-Facing Employees

Instructure Agreement with Thoma Bravo

(Below you will find key messages and answers to questions your customers and prospects may ask. This document is intended to help you in your conversations with them.)

CUSTOMER KEY MESSAGES

•	We’ve just announced that Thoma Bravo has entered into a merger agreement to acquire Instructure and will take the company private.

•	This is an important day for Instructure and a positive step forward for our customers.

•	Thoma Bravo shares our view of the tremendous growth opportunity for Instructure, and their strong track record makes them a terrific investor and advisor as we take the Company forward.

•	As a private company, we will be able to better control our future and execute on our strategic imperatives.

•	We are working to improve the way we run the Instructure business, but our mission doesn’t change and we are focused on being a partner to you supporting your mission.

•

We will work with Thoma Bravo on a more detailed go-forward strategy that focuses on doubling down on education with a focus on innovation and growth, expanding our footprint of Canvas LMS, and running the company well.

CUSTOMER FAQ

Q: What does this deal mean for us as Canvas customers?

A: It should only improve our ability to help you. We now have a financial partner to help us achieve our long-term vision and the ability to focus even more on our customers and double down on innovation in education.

Q: What is going to happen with Bridge and the strategic review we’ve been hearing about?

A: We are committed to set up Bridge to operate in the best way possible. We will continue the strategic review with Thoma Bravo.

Q: Will this deal change the Company’s mission or strategy?

A: Our mission remains the same. We’ll spend time during the coming months with Thoma Bravo updating our strategy.

Q: Why are you doing this now?

A: Reflecting this year on our goals and path forward revealed that operating in the public spotlight wasn’t fueling innovation and was starting to get in the way of customer success. Partnering with Thoma Bravo opens the opportunity for Instructure to focus even more on accelerated innovation and our customers.

Q: Are InstructureCon and BridgeCon both still happening in 2020?

A: Yes, it’s business as usual from that standpoint and we’re excited about our BridgeCon and InstructureCon events that are on the calendar next year.

Q: With the recent announcement of your CFO’s retirement, will there be other leadership changes associated with this process?

A: For now our senior management team will remain the same. We recently assembled a solid leadership team that is excited about the future of Instructure and helping our customers have success with our products. Our CFO has been with the company for seven years and was instrumental in the growth of our business. He is planning to retire and a search is currently underway for a new CFO.

Q: How long will this process take?

A: Our goal is to complete this process in an expedient and efficient way to minimize disruption to our teams and business. We anticipate the transaction closing in the first quarter of 2020.

Q: Does this mean Instructure will become more corporate? Or even change its core values to match that of a purchasing firm or company?

A: We are working with Thoma Bravo on our go-forward plan for the company. The goal of the plan is to provide the most value possible to our customers, employees, and investors. Our values will remain the same.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.